UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 7, 2008

ROYALITE PETROLEUM COMPANY INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-26729	88-0427619
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

1200 Nueces Street
Austin, TX 78701	78701
(Address of principal executive	(Zip Code)
offices)

(512) 478-8900
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

Sale of Non-Core Business (Worldbid Subsidiary)

On July 7, 2008, Royalite Petroleum Company Inc. (the “Company”) completed the disposition of Worldbid International Inc. (“Worldbid”), its internet business, to Marktech Acquisition Corp. (“Marktech”). The disposition was completed pursuant to the terms and conditions of the Share Purchase Agreement dated June 5, 2008 (the “Share Purchase Agreement”) among the Company, Marktech and Worldbid. Under the terms of the Share Purchase Agreement, the Company sold all of the shares of Worldbid and all Worldbid related business assets to Marktech in consideration of $50,000 and the assumption of approximately $93,000 in liabilities. The cash portion of the purchase price consisted of $25,000 in cash and a non-interest bearing promissory note in the amount of $25,000 in favor of the Company due on August 6, 2008. As additional consideration, the Company assigned to Marktech its right and interest in the intercompany loan between the Company and Worldbid. In addition, Marktech will indemnify the Company from any liabilities or damages arising out of the liabilities of Worldbid and the liabilities assumed by Marktech. The Company disposed of the subsidiary in order to concentrate its efforts on its core oil and gas business.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit
Number	Description of Exhibit

10.1	Share Purchase Agreement dated for reference June 5, 2008 among Company, Worldbid International Inc. and Marktech Acquisition Corp.(1) the

(1) Previously filed as an exhibit to our Current Report on Form 8-K filed on June 6, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROYALITE PETROLEUM COMPANY INC.
Date: July 10, 2008
	By:	/s/ Logan B. Anderson

LOGAN B. ANDERSON
President, Secretary and Treasurer